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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): MARCH 30, 2006


                         NORTHERN BORDER PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)

           DELAWARE                      1-12202                93-1120873
(State or other jurisdiction of        (Commission             (IRS Employer
         incorporation)                File Number)          Identification No.)

          13710 FNB PARKWAY
           OMAHA, NEBRASKA                             68154-5200
(Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (402) 492-7300

                                 Not Applicable
         ---------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))





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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


Effective March 30, 2006, Northern Border Partners, L.P. entered into a $750 million Amended and Restated Revolving Credit Agreement with the lenders named therein and with SunTrust Bank, as Administrative Agent; Wachovia Bank, National Association, as Syndication Agent; BANK OF MONTREAL (doing business as HARRIS NESBITT), Barclays Bank PLC, and Citibank, N.A. as Co-Documentation Agents; and SunTrust Capital Markets, Inc. and Wachovia Capital Markets, LLC as Co-Lead Arrangers and Book Managers (the "NBP Amended and Restated Credit Agreement"). As of March 31, 2006, $231 million in borrowings were outstanding under the NBP Amended and Restated Credit Agreement. On March 30, 2006, $197 million was used to pay down our $500 million Revolving Credit Agreement, which has been terminated and on March 31, 2006, $34 million was used to redeem all of Viking Gas Transmission Company's Series A, B, C and D senior notes due 2008 to 2014. Under the NBP Amended and Restated Credit Agreement, we are required to pay interest on the outstanding amounts periodically, and are required to pay off all outstanding amounts at the end of the term.

The interest rate applied to amounts outstanding under the NBP Amended and Restated Credit Agreement may, at our option, be either the lender's base rate or an adjusted London Interbank Offered Rate plus a spread that is based upon our long-term unsecured debt ratings. The term of the agreement is five years.

Under the NBP Amended and Restated Credit Agreement, we are required to comply with certain financial, operational and legal covenants. Among other things, we are required to maintain ratios of EBITDA (net income plus minority interests in net income, interest expense, income taxes and depreciation and amortization) to interest expense of greater than 3 to 1. We are also required to maintain a ratio of indebtedness to EBITDA of no more than 4.75 to 1. If we consummate one or more acquisitions in which the aggregate purchase price is $25 million or more, the allowable ratio of indebtedness to adjusted EBITDA is temporarily increased to 5.25 to 1. Upon any breach of these covenants, amounts outstanding under the NBP Amended and Restated Credit Agreement may become immediately due and payable.

The description of the NBP Amended and Restated Credit Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the NBP Amended and Restated Credit Agreement itself, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.


ITEM 1.02   TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As disclosed under Item 1.01 of this current report, which disclosure is incorporated into this Item 1.02 in its entirety, effective March 30, 2006 we terminated our $500 million Revolving Credit Agreement dated as of May 16, 2005 among us, SunTrust Bank; Wachovia Bank, National Association; Harris Nesbitt Financing, Inc.; Barclays Bank PLC; Citibank, N.A.; SunTrust Capital Markets, Inc.; Wachovia Capital Markets, LLC and lenders named therein. For a description of the material terms and conditions of the $500 million Revolving Credit Agreement, please read the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Short-Term Liquidity" in Northern Border Partners, L.P.'s Annual Report on Form 10-K filed on March 7, 2006, which description is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information disclosed under Item 1.01 of the current report is incorporated into this Item 2.03 in its entirety by reference.

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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

      (d)  Exhibits.

EXHIBIT
NUMBER               DESCRIPTION OF EXHIBIT
-------              ----------------------

10.1 Amended and Restated Revolving Credit Agreement dated March 30, 2006, among Northern Border Partners, L.P., the lenders from time to time party thereto; SunTrust Bank, as administrative agent; Wachovia Bank, National Association, as Syndication Agent; BANK OF MONTREAL (doing business as HARRIS NESBITT), Barclays Bank PLC and Citibank, N.A., as Co-Documentation Agents.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NORTHERN BORDER PARTNERS, L.P.


Date:  March 31, 2006                  By:   /s/ Jerry L. Peters
                                          --------------------------------------
                                          Name:  Jerry L. Peters
                                          Title: Chief Financial and
                                                 Accounting Officer


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION OF EXHIBIT
-------         ----------------------------------------------------------------

10.1 Amended and Restated Revolving Credit Agreement dated March 30, 2006, among Northern Border Partners, L.P., the lenders from time to time party thereto; SunTrust Bank, as administrative agent; Wachovia Bank, National Association, as Syndication Agent; BANK OF MONTREAL (doing business as HARRIS NESBITT), Barclays Bank PLC and Citibank, N.A., as Co-Documentation Agents.